                                                Filed Pursuant to Rule 424(b)(3)

                                                     Registration No. 333-105242

   Pricing Supplement to the Prospectus Supplement No. 343 dated December 10,
                                2003 -- No. 346

(GOLDMAN SACHS LOGO)
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B
                             ----------------------
                                   $5,000,000
          3.125% Aggregate Mandatory Exchangeable Notes due June 2004
          (Exchangeable for Common Stock of a Basket of Seven Stocks)
                             ----------------------
     This pricing supplement and the accompanying prospectus supplement no. 343, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 343 should also be read with the accompanying prospectus dated May 21, 2003, as supplemented by the accompanying prospectus supplement dated December 9, 2003. Terms used here have the meanings given them in the accompanying prospectus supplement no. 343, unless the context requires otherwise.

     The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 343, as supplemented or modified by the following:

ISSUER:  The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stock of Nabors Industries Ltd., BJ Services Company, GlobalSantaFe Corporation, Transocean Inc., ENSCO International Incorporated, Diamond Offshore Drilling, Inc. and Rowan Companies, Inc., with each stock having a relative weight on the trade date of 14.2857%

FACE AMOUNT: each offered note will have a face amount equal to $100.00; the aggregate face amount for all the offered notes is $5,000,000

ORIGINAL ISSUE PRICE:  100% of the face amount

NET PROCEEDS TO THE ISSUER:  99.95% of the face amount

TRADE DATE:  December 5, 2003

SETTLEMENT DATE (ORIGINAL ISSUE DATE): December 12, 2003

STATED MATURITY DATE: June 14, 2004, unless extended for up to six business days

INTEREST RATE (COUPON):  3.125% per year

INTEREST PAYMENT DATES:  March 14 and June 14, commencing on March 14, 2004

REGULAR RECORD DATES: for the interest payment dates specified above, March 8 and June 7, respectively

CUSIP NO.:  38143U747

     Your investment in the notes involves certain risks. We encourage you to read "Additional Risk Factors Specific to Your Note" beginning on page S-3 of the accompanying prospectus supplement no. 343 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.
                              GOLDMAN, SACHS & CO.
                             ----------------------
                   PRICING SUPPLEMENT DATED DECEMBER 5, 2003.

PRINCIPAL AMOUNT:                     On the stated maturity date, each offered
                                      note will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH BASKET
STOCK: If the final basket stock price equals or exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $100. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 343.

                                      Please note that the amount you receive
                                      for each $100 of outstanding face amount on the stated maturity date could be substantially less than $100 and will not in any event exceed $125, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE:           The initial stock price for each of the
                                      basket stocks is as follows:

                                                   1.   Nabors Industries Ltd. ......   $38.5900 per share
                                                   2.   BJ Services Company..........   $34.6709 per share
                                                   3.   GlobalSantaFe Corporation....   $23.1790 per share
                                                   4.   Transocean Inc...............   $21.5762 per share
                                                   5.   ENSCO International
                                                        Incorporated.................   $26.4894 per share
                                                   6.   Diamond Offshore Drilling,
                                                        Inc. ........................   $18.8698 per share
                                                   7.   Rowan Companies, Inc. .......   $22.5522 per share

FINAL BASKET STOCK PRICE:             The closing price of one share of the
                                      relevant basket stock on the determination date, subject to anti-dilution adjustment.

THRESHOLD APPRECIATION PRICE:         For each basket stock, the initial basket
                                      stock price times 1.25. The threshold
                                      appreciation price for each of the basket stocks is as follows:

                                                   1.   Nabors Industries Ltd. ......   $48.2375 per share
                                                   2.   BJ Services Company..........   $43.3386 per share
                                                   3.   GlobalSantaFe Corporation....   $28.9738 per share
                                                   4.   Transocean Inc. .............   $26.9703 per share
                                                   5.   ENSCO International
                                                        Incorporated.................   $33.1118 per share
                                                   6.   Diamond Offshore Drilling,
                                                        Inc. ........................   $23.5873 per share
                                                   7.   Rowan Companies, Inc. .......   $28.1903 per share

WEIGHTING AMOUNT:                     The weighting amount for each of the
                                      basket stocks is as follows:

                                                   1.   Nabors Industries Ltd. ......   0.3702 per note
                                                   2.   BJ Services Company..........   0.4120 per note
                                                   3.   GlobalSantaFe Corporation....   0.6163 per note
                                                   4.   Transocean Inc. .............   0.6621 per note
                                                   5.   ENSCO International
                                                        Incorporated.................   0.5393 per note
                                                   6.   Diamond Offshore Drilling,
                                                        Inc. ........................   0.7571 per note
                                                   7.   Rowan Companies, Inc. .......   0.6335 per note

THRESHOLD FRACTION:                   For each basket stock, the threshold
                                      appreciation price divided by the final
                                      basket stock price for that basket stock.

NO LISTING:                           The offered notes will not be listed on
                                      any securities exchange or interdealer
                                      market quotation system.

HYPOTHETICAL PAYMENT AMOUNT:          The tables below show several examples of
                                      hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $100 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                                      The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1:  ALL BASKET STOCK PRICES INCREASE BY 10%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Nabors Industries Ltd. .....  14.2857%    $38.5900       $48.2375      0.3702       $42.4490      $ 15.71
BJ Services Company.........  14.2857%    $34.6709       $43.3386      0.4120       $38.1380      $ 15.71
GlobalSantaFe Corporation...  14.2857%    $23.1790       $28.9738      0.6163       $25.4969      $ 15.71
Transocean Inc. ............  14.2857%    $21.5762       $26.9703      0.6621       $23.7338      $ 15.71
ENSCO International
  Incorporated..............  14.2857%    $26.4894       $33.1118      0.5393       $29.1383      $ 15.71
Diamond Offshore Drilling,
  Inc. .....................  14.2857%    $18.8698       $23.5873      0.7571       $20.7568      $ 15.71
Rowan Companies, Inc. ......  14.2857%    $22.5522       $28.1903      0.6335       $24.8074      $ 15.71
Exchange amount at maturity for each $100 face amount of note:                                    $110.00

EXAMPLE 2:  ALL BASKET STOCK PRICES INCREASE BY 30%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Nabors Industries Ltd. .....  14.2857%    $38.5900       $48.2375      0.3702       $50.1670      $ 17.86
BJ Services Company.........  14.2857%    $34.6709       $43.3386      0.4120       $45.0722      $ 17.86
GlobalSantaFe Corporation...  14.2857%    $23.1790       $28.9738      0.6163       $30.1327      $ 17.86
Transocean Inc. ............  14.2857%    $21.5762       $26.9703      0.6621       $28.0491      $ 17.86
ENSCO International
  Incorporated..............  14.2857%    $26.4894       $33.1118      0.5393       $34.4362      $ 17.86
Diamond Offshore Drilling,
  Inc. .....................  14.2857%    $18.8698       $23.5873      0.7571       $24.5307      $ 17.86
Rowan Companies, Inc. ......  14.2857%    $22.5522       $28.1903      0.6335       $29.3179      $ 17.86
Exchange amount at maturity for each $100 face amount of note:                                    $125.00

EXAMPLE 3:  ALL BASKET STOCK PRICES DECREASE BY 10%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Nabors Industries Ltd. .....  14.2857%    $38.5900       $48.2375      0.3702       $34.7310      $ 12.86
BJ Services Company.........  14.2857%    $34.6709       $43.3386      0.4120       $31.2038      $ 12.86
GlobalSantaFe Corporation...  14.2857%    $23.1790       $28.9738      0.6163       $20.8611      $ 12.86
Transocean Inc. ............  14.2857%    $21.5762       $26.9703      0.6621       $19.4186      $ 12.86
ENSCO International
  Incorporated..............  14.2857%    $26.4894       $33.1118      0.5393       $23.8405      $ 12.86
Diamond Offshore Drilling,
  Inc. .....................  14.2857%    $18.8698       $23.5873      0.7571       $16.9828      $ 12.86
Rowan Companies, Inc. ......  14.2857%    $22.5522       $28.1903      0.6335       $20.2970      $ 12.86
Exchange amount at maturity for each $100 face amount of note:                                    $ 90.00

EXAMPLE 4:  THE BASKET STOCK PRICES OF NABORS INDUSTRIES LTD., BJ SERVICES
            COMPANY AND GLOBALSANTAFE CORPORATION ALL DECREASE BY 10%. TRANSOCEAN INC.'S FINAL BASKET STOCK PRICE EQUALS THE INITIAL BASKET STOCK PRICE. THE BASKET STOCK PRICES OF ENSCO INTERNATIONAL INCORPORATED, DIAMOND OFFSHORE DRILLING, INC. AND ROWAN COMPANIES, INC. ALL INCREASE BY 5%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Nabors Industries Ltd. .....  14.2857%    $38.5900       $48.2375      0.3702       $34.7310      $ 12.86
BJ Services Company.........  14.2857%    $34.6709       $43.3386      0.4120       $31.2038      $ 12.86
GlobalSantaFe Corporation...  14.2857%    $23.1790       $28.9738      0.6163       $20.8611      $ 12.86
Transocean Inc. ............  14.2857%    $21.5762       $26.9703      0.6621       $21.5762      $ 14.29
ENSCO International
  Incorporated..............  14.2857%    $26.4894       $33.1118      0.5393       $27.8139      $ 15.00
Diamond Offshore Drilling,
  Inc. .....................  14.2857%    $18.8698       $23.5873      0.7571       $19.8133      $ 15.00
Rowan Companies, Inc. ......  14.2857%    $22.5522       $28.1903      0.6335       $23.6798      $ 15.00
Exchange amount at maturity for each $100 face amount of note:                                    $ 97.86

EXAMPLE 5:  THE BASKET STOCK PRICE OF NABORS INDUSTRIES LTD. DECREASES BY 80%.
            THE BASKET STOCK PRICES OF BJ SERVICES COMPANY, GLOBALSANTAFE CORPORATION, TRANSOCEAN INC. AND ENSCO INTERNATIONAL INCORPORATED ALL INCREASE BY 5%. THE BASKET STOCK PRICES OF DIAMOND OFFSHORE DRILLING, INC. AND ROWAN COMPANIES, INC. BOTH INCREASE BY 60%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT    STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          ------    -----------   ------------   ---------   ------------   ---------
Nabors Industries Ltd. .....  14.2857%    $38.5900       $48.2375      0.3702       $ 7.7180      $  2.86
BJ Services Company.........  14.2857%    $34.6709       $43.3386      0.4120       $36.4044      $ 15.00
GlobalSantaFe Corporation...  14.2857%    $23.1790       $28.9738      0.6163       $24.3380      $ 15.00
Transocean Inc. ............  14.2857%    $21.5762       $26.9703      0.6621       $22.6550      $ 15.00
ENSCO International
  Incorporated..............  14.2857%    $26.4894       $33.1118      0.5393       $27.8139      $ 15.00
Diamond Offshore Drilling,
  Inc. .....................  14.2857%    $18.8698       $23.5873      0.7571       $30.1917      $ 17.86
Rowan Companies, Inc........  14.2857%    $22.5522       $28.1903      0.6335       $36.0835      $ 17.86
Exchange amount at maturity for each $100 face amount of note:                                    $ 98.57

                                      The payment amounts shown above in
                                      examples one to five are entirely
                                      hypothetical; they are based on market
                                      prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 343.

                                      Payments on your note may be economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your note may be economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 343.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 343.

DESCRIPTION OF THE BASKET STOCK
ISSUERS: According to its publicly available documents, Nabors Industries Ltd. is a provider of offshore platform workover and drilling rigs. Information filed with the SEC by Nabors Industries Ltd. under the Exchange Act can be located by referencing its SEC file number: 000-49887.

                                      According to its publicly documents, BJ
                                      Services Company is a provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. The company's pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Information filed with the SEC by BJ Services Company under the Exchange Act can be located by referencing its SEC file number: 001-10570.

                                      According to its publicly available
                                      documents, GlobalSantaFe Corporation is a worldwide oil and gas drilling contractor, owning or operating a fleet of over one hundred marine and land drilling rigs. Information filed with the SEC by GlobalSantaFe Corporation under the Exchange Act can be located by referencing its SEC file number: 001-14634.

                                      According to its publicly available
                                      documents, Transocean Inc. is an
                                      international provider of offshore and
                                      inland marine contract drilling services for oil and gas wells. The company's primary business is to contract drilling rigs, related equipment and work crews primarily on a day rate basis to drill oil and gas wells. Information filed with the SEC by Transocean Inc. under the Exchange Act can be located by referencing its SEC file number: 333-75899.

                                      According to its publicly available
                                      documents, ENSCO International
                                      Incorporated is an international offshore contract drilling company that also provides marine transportation services in the Gulf of Mexico. Information filed with the SEC by ENSCO International Incorporated under the Exchange Act can be located by referencing its SEC file number: 001-08097.

                                      According to its publicly available
                                      documents, Diamond Offshore Drilling, Inc.
                                      engages principally in the contract
                                      drilling of offshore oil and gas wells.
                                      Information filed with the SEC by Diamond
                                      Offshore Drilling, Inc. can be located by referencing its SEC file number:
                                      001-13926.

                                      According to its publicly available
                                      documents, Rowan Companies, Inc. is a
                                      provider of international and domestic
                                      contract drilling and aviation services.
                                      Information filed with the SEC by Rowan
                                      Companies, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-05491.

HISTORICAL TRADING PRICE
INFORMATION:                          Six of the seven basket stocks are traded
                                      on the New York Stock Exchange, under the symbols "BJS", "GSF", "RIG", "ESV", "DO" and "RDC", respectively. Nabors Industries
                                      Ltd. is traded on the American Stock
                                      Exchange, under the symbol "NBR". The
                                      following tables set forth the quarterly high, low and closing prices on the New
                                      York Stock Exchange
                                      for each of the six basket stocks traded on that exchange, and on the American
                                      Stock Exchange for Nabors Industries Ltd., in each case for the four calendar quarters in each of 2001 and 2002 and for the four calendar quarters in 2003, through December 5, 2003. We obtained the trading price information listed below from Bloomberg Financial Services, without independent verification.

                                  NABORS INDUSTRIES LTD.

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2001
                                               Quarter ended March 31 ................  63.12    50.7     51.84
                                               Quarter ended June 30 .................  61.25    37.2     37.2
                                               Quarter ended September 30 ............  38.12    18       20.97
                                               Quarter ended December 31 .............  36.15    19.76    34.33
                                             2002
                                               Quarter ended March 31 ................  43       26.98    42.25
                                               Quarter ended June 30 .................  49.89    35.13    35.3
                                               Quarter ended September 30 ............  37.6     26.14    32.75
                                               Quarter ended December 31 .............  39.3     29.79    35.27
                                             2003
                                               Quarter ended March 31 ................  42.6     32.2     39.87
                                               Quarter ended June 30 .................  45.85    37.65    39.55
                                               Quarter ended September 30 ............  40.5     33.87    37.26
                                               Quarter ending December 31
                                                 (through December 5, 2003) ..........  39.55    35.81    38.6
                                               Closing price on December 5, 2003 .....                    38.6

                                  BJ SERVICES COMPANY

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2001
                                               Quarter ended March 31 ................  43.1     30.5     35.6
                                               Quarter ended June 30 .................  41.85    27.75    28.38
                                               Quarter ended September 30 ............  28.8     14.6     17.79
                                               Quarter ended December 31 .............  34.05    16.85    32.45
                                             2002
                                               Quarter ended March 31 ................  35.9     25.3     34.47
                                               Quarter ended June 30 .................  39.49    31.75    33.88
                                               Quarter ended September 30 ............  35.16    23       26
                                               Quarter ended December 31 .............  35.45    24.31    32.31
                                             2003
                                               Quarter ended March 31 ................  36.1     29.25    34.39
                                               Quarter ended June 30 .................  42.4     33.8     37.36
                                               Quarter ended September 30 ............  39.19    32.51    34.17
                                               Quarter ending December 31
                                                 (through December 5, 2003) ..........  36.4     30.5     35
                                               Closing price on December 5, 2003 .....                    35

                                  GLOBALSANTAFE CORPORATION

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2001
                                               Quarter ended March 31.................  42.4     27.5     32.5
                                               Quarter ended June 30..................  39.9     29       29
                                               Quarter ended September 30.............  31.55    19       21.25
                                               Quarter ended December 31..............  29.7     19.75    28.52
                                             2002
                                               Quarter ended March 31.................  33.5     24.9     32.7
                                               Quarter ended June 30..................  37.05    27.32    27.35
                                               Quarter ended September 30.............  27.57    18.93    22.35
                                               Quarter ended December 31..............  26.42    21.15    24.32
                                             2003
                                               Quarter ended March 31.................  25.34    19.78    20.65
                                               Quarter ended June 30..................  26.7     20.14    23.34
                                               Quarter ended September 30.............  25.17    21.47    23.95
                                               Quarter ending December 31
                                                 (through December 5, 2003)...........  24.47    20.89    23.45
                                               Closing price on December 5, 2003 .....                    23.45

                                  TRANSOCEAN INC.

                                                                                         HIGH     LOW     CLOSE
                                                                                        ------   ------   ------
                                             2001
                                               Quarter ended March 31.................  54.5     40       43.35
                                               Quarter ended June 30..................  57.64    40.37    41.25
                                               Quarter ended September 30.............  41.98    23.1     26.4
                                               Quarter ended December 31..............  34.22    24.2     33.82
                                             2002
                                               Quarter ended March 31.................  34.65    26.51    33.23
                                               Quarter ended June 30..................  39.33    30       31.15
                                               Quarter ended September 30.............  31.75    19.6     20.8
                                               Quarter ended December 31..............  25.89    18.1     23.2
                                             2003
                                               Quarter ended March 31.................  24.36    19.87    20.45
                                               Quarter ended June 30..................  25.86    18.4     21.97
                                               Quarter ended September 30.............  22.4     18.52    20
                                               Quarter ending December 31
                                                 (through December 5, 2003)...........  21.79    18.55    21.75
                                               Closing price on December 5, 2003 .....                    21.75

                                  ENSCO INTERNATIONAL INCORPORATED

                                                                                        HIGH      LOW     CLOSE
                                                                                       ------   -------   ------
                                             2001
                                               Quarter ended March 31................  44.49    30.1875   35
                                               Quarter ended June 30.................  40.44    22.88     23.4
                                               Quarter ended September 30............  23.68    12.81     14.62
                                               Quarter ended December 31.............  26.23    13.91     24.85
                                             2002
                                               Quarter ended March 31................  30.7     20.87     30.14
                                               Quarter ended June 30.................  35.5     26.7      27.26
                                               Quarter ended September 30............  28.98    21.19     25.04
                                               Quarter ended December 31.............  31.62    24.15     29.45
                                             2003
                                               Quarter ended March 31................  30.75    24.24     25.51
                                               Quarter ended June 30.................  31.1     24.32     26.9
                                               Quarter ended September 30............  28.43    23.58     26.82
                                               Quarter ending December 31
                                                 (through December 5, 2003)..........  29       24.49     26.4
                                               Closing price on December 5, 2003.....                     26.4

                                  DIAMOND OFFSHORE DRILLING, INC.

                                                                                        HIGH      LOW     CLOSE
                                                                                       ------   -------   ------
                                             2001
                                               Quarter ended March 31................  45.65    34.5625   39.35
                                               Quarter ended June 30.................  44.74    32.15     33.05
                                               Quarter ended September 30............  33.79    22.83     25.22
                                               Quarter ended December 31.............  31.59    23.67     30.4
                                             2002
                                               Quarter ended March 31................  32.27    25.48     31.26
                                               Quarter ended June 30.................  34.99    28.5      28.5
                                               Quarter ended September 30............  28.95    18.7      19.95
                                               Quarter ended December 31.............  23.7     17.3      21.85
                                             2003
                                               Quarter ended March 31................  23       19.25     19.41
                                               Quarter ended June 30.................  23.8     18.3      20.99
                                               Quarter ended September 30............  21.67    18.31     19.1
                                               Quarter ending December 31
                                                 (through December 5, 2003)..........  19.92    17.06     18.95
                                               Closing price on December 5, 2003.....                     18.95

                                  ROWAN COMPANIES, INC.

                                                                                        HIGH      LOW     CLOSE
                                                                                       ------   -------   ------
                                             2001
                                               Quarter ended March 31................  33.45    24.5625   27.5
                                               Quarter ended June 30.................  33.89    21.51     22.1
                                               Quarter ended September 30............  22.45    11.1      12.38
                                               Quarter ended December 31.............  20.14    11.66     19.37
                                             2002
                                               Quarter ended March 31................  23.48    16.04     23.04
                                               Quarter ended June 30.................  27.03    20.2      21.45
                                               Quarter ended September 30............  22.57    16.36     18.64
                                               Quarter ended December 31.............  24.6     17.4      22.7
                                             2003
                                               Quarter ended March 31................  23.77    17.7      19.66
                                               Quarter ended June 30.................  25.9     19.28     22.4
                                               Quarter ended September 30............  25.62    20.8      24.58
                                               Quarter ending December 31
                                                 (through December 5, 2003)..........  26.72    20.45     22.5
                                               Closing price on December 5, 2003.....                     22.5

                                  As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your
                                  Note -- The Market Price of Your Note May Be
                                  Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 343.